                                                                     EXHIBIT 4.2


                             [FORM OF FACE OF BOND]
                             CEDAR BRAKES II, L.L.C.
                  9.875% SERIES B SENIOR SECURED BOND DUE 2013


                                                              CUSIP [__________]


No. [__________]                                                   $[__________]


                  CEDAR BRAKES II, L.L.C., a Delaware limited liability company (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [__________], or its registered assigns, the outstanding principal sum of [WRITTEN AMOUNT] ($[amount]), on or prior to September 1, 2013 or such earlier date as this Bond may be redeemed (the "Maturity Date"), such payment to be made in semi-annual installments on March 1 and September 1 in each year commencing on September 1, 2002, and ending on the Maturity Date set forth above (or if any such day is not a Business Day, then the next succeeding Business Day), each such installment to be in an amount equal to the Outstanding principal amount on the [Closing Date] [Subsequent Closing Date] multiplied by the percentage set forth opposite the applicable Payment Date on Annex A attached hereto (provided, that the portion of the principal amount remaining unpaid on the Maturity Date, together with all interest accrued and unpaid thereon, shall in any and all cases be due and payable on the Maturity Date), and to pay interest thereon from the [Closing Date] [Subsequent Closing Date] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1, in each year, commencing on September 1, 2002 (or, if any such day is not a Business Day, then the next succeeding Business Day), at a rate of 9.875% per annum, until the principal hereof is paid or made available for payment, plus additional interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of 1.0% per annum on any overdue principal and Make-Whole Premium and on any overdue installment of interest[; provided, that in the event that an Exchange Offer (as defined in the Registration Rights Agreement) has not been consummated or filed with respect to the Bonds, on or before the date which is two hundred seventy (270) days after the Closing Date or a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to the Bonds, has not been filed or declared effective within the time period specified in the Registration Rights Agreement, additional interest shall accrue on the Bonds at the rate of 0.50% per annum (such additional interest, the "Additional Interest") from and including the date on which any such Registration Default (as defined in the Registration Rights Agreement) shall occur to but excluding the date on which all such Registration Defaults have been cured. All references to "interest" in this Bond include Additional Interest.] [IMMEDIATELY PRECEDING BRACKETED LANGUAGE TO APPEAR IN SERIES A BONDS ONLY] The principal and interest so payable, and punctually paid or duly provided for, on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date next preceding such Payment Date. Any such principal or interest not so punctually paid or duly provided for (collectively,

"Defaulted Payments") will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such Defaulted Payment to be fixed by the Issuer, notice whereof shall be given by the Trustee to Holders of Bonds not less than 10 days prior to such Special Record Date.

                  Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Terms used but not otherwise defined in this Bond shall have the meanings as defined in the Indenture. The provisions of this Bond do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Issuer has caused this Bond to be duly executed manually or by facsimile by its duly authorized officers.

Dated:
       -----------------------

                                       CEDAR BRAKES II, L.L.C.

                                       By
                                          --------------------------------------
                                          Name:
                                          Title: [President/Vice President]



Attest:



By
    -------------------------------------
    Name:
    Title: [Secretary/Assistant Secretary]

                          CERTIFICATE OF AUTHENTICATION


Dated:
       ----------------------

                  This is one of the 9.875% Series B Senior Secured Bonds due 2013 of the Issuer described in the within-mentioned Indenture.


                                         Bankers Trust Company, as Trustee

                                         By
                                             -----------------------------------
                                                    Authorized Signatory

                         [FORM OF REVERSE SIDE OF BOND]
                             CEDAR BRAKES II, L.L.C.
                  9.875% SERIES B SENIOR SECURED BOND DUE 2013


                           1. Principal and Interest.

                  The Issuer will pay the principal of this Bond on or prior to September 1, 2013, in the manner set forth on the face of this Bond.

                  The Issuer promises to pay accrued and unpaid interest on the principal amount of this Bond on each Interest Payment Date, as set forth below, at the rate per annum shown above.

                  Principal of and interest on this Bond will be payable semi-annually (to the Holders of record of the Bonds (or any predecessor Bonds) at the close of business on the Regular Record Date immediately preceding the Principal Payment Date) on each Principal Payment Date and on each Interest Payment Date commencing September 1, 2002.

                  Interest on this Bond will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the [Closing Date] [Subsequent Closing Date]; provided, that if there is no existing default in the payment of interest and if this Bond is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                             2. Method of Payment.

                  The principal of, Make-Whole Premium, if any, and interest on the Bonds shall be payable and the Bonds shall be exchangeable and transferable at the office or agency of the Issuer in the Borough of Manhattan, the City of New York, maintained for such purposes (which initially shall be the Corporate Trust Office of the Trustee) or, at the option of the Issuer, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register; provided, that (a) all payments with respect to the Global Bonds and the Physical Bonds the Holders of which have given wire transfer instructions to the Trustee by the Regular Record Date shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof; (b) the payment of the final installment of principal of, or interest on, each Bond shall only be made upon presentation and surrender of such Bond at the Corporate Trust Office, or such other place as may be designated pursuant to the Indenture; and (c) pursuant to the Indenture, upon written request from any Holder of Outstanding Bonds in the aggregate principal amount of $1,000,0000 payments of interest on, or principal (other than the final payment of principal) of, such Bonds shall be made by wire transfer to such Holder. The Bonds will not be entitled to the benefit of any sinking fund.

                                 3. Registrar.

                  The Trustee will act as the Registrar.

                           4. Indenture; Limitations.

                  The Issuer issued the Bonds under an Indenture dated as of December 12, 2001 (the "Indenture"), between the Issuer and Bankers Trust Company, as trustee (the "Trustee"). The terms of the Bonds include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Bonds are subject to all such terms and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Bond and the terms of the Indenture, the terms of the Indenture shall control. The Indenture will not be qualified under the Trust Indenture Act; thus Holders of the Bonds will not be entitled to the protections provided under the Trust Indenture Act to holders of debt securities issued under a qualified indenture.

                  The Bonds are general obligations of the Issuer. The aggregate principal amount of the [Initial Bonds issued on the Closing Date is $431,407,000]. [Additional Bonds issued on the Subsequent Closing Date is $_____________________].

                            5. Optional Redemption.

                  The Bonds may be redeemed at the option of the Issuer, in whole or in part, at any time and from time to time at a Redemption Price equal to 100% of the Outstanding principal amount, plus accrued and unpaid interest to but excluding the Redemption Date, plus a Make-Whole Premium, if any.

                  Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Security Register. On and after the Redemption Date, interest ceases to accrue on Bonds or portions of Bonds called for redemption, unless the Issuer defaults in the payment of the Redemption Price described above.

                     6. Denominations; Transfer; Exchange.

                  The Bonds are issued only in registered form without coupons and initially only in minimum denominations of $100,000 and any integral multiple of $1,000 above that amount; provided, that initial purchases of the Bonds by purchasers who are institutional "accredited investors" who are not Qualified Institutional Buyers shall be in minimum amounts of $250,000; and provided, further that, after initial issuance, Bonds may be issued upon exchange or transfer in such amounts as may be necessary to evidence the entire unpaid principal amount of any Bond surrendered or exchanged. A Holder may register the transfer or exchange of Bonds in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not register the transfer or exchange of any

Bonds selected for redemption (except the unredeemed portion of any Bond being redeemed in part). Also, it need not register the transfer or exchange of any Bonds for a period of 15 days before a selection of Bonds to be redeemed is made.

                           7. Persons Deemed Owners.

                  A Holder may be treated as the owner of a Bond for all purposes.

                              8. Unclaimed Money.

                  If money for the payment of principal, Make-Whole Premium, if any, or interest remains unclaimed for two years after the date that all amounts payable by the Issuer to the Trustee or the Holders under any Financing Document have been finally and irrevocably paid to the Trustee for the benefit of the Holders, the Trustee will pay the money back to the Issuer at its request. After that, the Holders entitled to the money must look solely to the Issuer for payment and all liability of the Trustee will cease with respect to money deposited with the Trustee or held in trust by the Issuer and returned to the Issuer as unclaimed money.

                 9. Discharge Prior to Redemption or Maturity.

                  If the Issuer irrevocably deposits, or causes to be deposited, with the Trustee money sufficient to pay the then outstanding principal of, Make-Whole Premium, if any, and accrued and unpaid interest on the Bonds to redemption or maturity, the Issuer will be discharged from the Indenture and the Bonds, except in certain circumstances for certain sections thereof.

                       10. Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Bonds may be amended or supplemented with the consent of the Majority Holders, and any existing default or compliance with any provision may be waived with the consent of the Majority Holders (other than for a default in the payment of the principal of (Make-Whole Premium, if any) or any interest in any Bond or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the unanimous affirmative vote of all Holders) of the principal amount of the Bonds then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Bonds to, among other things, cure any ambiguity, defect or inconsistency; provided, that such cure shall not materially adversely affect the interests of the Holders.

                           11. Restrictive Covenants.

                  The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness of the Issuer; (ii) restricted payments; (iii) transactions with Affiliates; (iv) fundamental change; and (v) compliance with Material Agreements.

                             12. Successor Persons.

                  When a successor person or other entity assumes all the obligations of its predecessor under the Bonds and the Indenture, the predecessor person will be released from those obligations.

                      13. Remedies for Events of Default.

                  If an Event of Default (other than a Bankruptcy Event of Default) occurs and is continuing, then and in every such case the Trustee, upon the direction of Holders of no less than 25% of the Outstanding Bonds (for an Event of Default with respect to a default in payment of principal, Make-Whole Premium, if any, or interest) or the Majority Holders (for any other Event of Default), shall declare the principal amount of all the Bonds to be due and payable immediately, by a notice in writing to the Issuer, and, upon any such declaration, such principal amount, any accrued and unpaid interest and all other amounts payable under the Bonds shall become immediately due and payable.

                  If a Bankruptcy Event of Default occurs, the principal amount of, any accrued interest on and all other amounts payable under the Bonds then Outstanding shall become immediately due and payable. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Bonds. Subject to certain limitations, the Majority Holders may direct the Trustee in its exercise of any trust or power.

                       14. Trustee Dealings with Issuer.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Bonds and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuer and its Affiliates as if it were not the Trustee; provided, that no conflicting interest results.

                    15. No Recourse Against Certain Others.

                  Except as otherwise specifically provided in the Material Agreements, no recourse under or upon any obligation, covenant or agreement contained in this Bond, the Indenture or any Security Document, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, member, manager, officer or director, as such, of the Issuer or the Issuer's Members or of any successor, either directly or through the Issuer or the Issuer's Members, as the case may be, or any successor, under any rule of law, statute, or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Bonds by the Holders thereof and as part of the consideration for the issuance of the Bonds. Nothing contained herein shall, however, limit the liability of any Person for any fraud, gross negligence or willful misconduct on their part.

                              16. Authentication.

                  This Bond shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Bond.

                               17. Governing Law.

                  The Indenture and this Bond shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the principles thereof relating to conflicts of law except Section 5-1401 of the New York General Obligations Law.

                  The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to CEDAR BRAKES II, L.L.C., 1001 Louisiana Street, Houston, Texas 77002, Attention: President.

                                                                 ANNEX A to Bond


         REPAYMENT SCHEDULE FOR INITIAL BOND


Principal Payment Date                       % Payable
----------------------                       ---------
September 1, 2002                               1.35%
March 1, 2003                                   2.90%
September 1, 2003                               2.26%
March 1, 2004                                   2.70%
September 1, 2004                               2.77%
March 1, 2005                                   3.24%
September 1, 2005                               3.33%
March 1, 2006                                   3.84%
September 1, 2006                               3.95%
March 1, 2007                                   4.50%
September 1, 2007                               4.63%
March 1, 2008                                   5.24%
September 1, 2008                               5.50%
March 1, 2009                                   5.28%
September 1, 2009                               4.43%
March 1, 2010                                   4.96%
September 1, 2010                               5.11%
March 1, 2011                                   5.69%
September 1, 2011                               5.87%
March 1, 2012                                   6.49%
September 1, 2012                               6.70%
March 1, 2013                                   8.09%
September 1, 2013                               1.17%

                           [Form of Transfer Notice]



                (To be executed by the registered Holder if such
                     Holder desires to transfer this Bond)

To       [                         ]
          -------------------------
         [                         ]
          -------------------------
         [                         ]
          -------------------------
         Attention:  [                    ]
                      --------------------

                  FOR VALUE RECEIVED the undersigned registered Holder hereby sells, assigns and transfers unto:


Name of Assignee:
                  -----------------------------------------

Taxpayer Identification Number of Assignee:
                                            ---------------

(Please print or typewrite name and address including zip code of assignee)

         [                         ]
          -------------------------
         [                         ]
          -------------------------
         [                         ]
          -------------------------

the within Bond and all rights thereunder, hereby irrevocably constituting and appointing [____________________] attorney to transfer such Bond on the books of the Issuer with full power of substitution in the premises.


[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES EXCEPT PERMANENT REGULATION S PHYSICAL BONDS]

                  In connection with any transfer of this Bond occurring prior to the date which is the earlier of the date of an effective Registration Statement or [__________] the undersigned confirms that without utilizing any general solicitation or general advertising that:

                  [Check One]

                  [ ](a) this Bond is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                  or

                  [ ](b) this Bond is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Bond and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Bond in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Dated:
       ----------------------------
                                       By
                                          --------------------------------------
                                          NOTICE: The signature to this
                                          assignment must correspond with the
                                          name as written upon the face of the
                                          within-mentioned instrument in every
                                          particular, without alteration or any
                                          change whatsoever.



Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Bond for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ----------------------------
                                       By
                                          --------------------------------------
                                          NOTICE: To be executed by an executive
                                          officer